Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-168486) of Grupo Aeroportuario del Sureste, S. A. B. de C. V. of our report dated May 4, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers, S.C.
PricewaterhouseCoopers, S.C.
Mexico, City
May 4, 2011